Exhibit 10.3

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Second Amendment”) is entered into as of July 11, 2023 (the “Second Amendment Effective Date”) by and between Marc Benathen, an individual and resident of the State of New York, (the “Employee”) and LifeMD, Inc. (formerly known as Conversion Labs, Inc.), (the “Company”), a Delaware Corporation. The Employee and the Company are also each hereinafter referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, on February 6, 2021 (“Employment Agreement Effective Date”), the Company and the Employee entered into an Employment Agreement (the “Employment Agreement”) whereby Employee was hired to serve the Company in the capacity as Chief Financial Officer, with a base salary of $325,000, an equity grant of 200,000 options subject to monthly vesting over a period of 36 months, and 15,000 restricted shares (3,750 shares vesting immediately, and 11,250 shares (of which 7,500 shares have already vested) vesting in three equal installments of 3,750 vesting on each of February 4, 2022, February 4, 2023, and February 4, 2024);

WHEREAS, for avoidance of doubt, the remaining 3,750 shares will continue to vest on the original February 4, 2024 vesting date;

WHEREAS, on January 27, 2022, the Company and the Employee entered into a First Amendment To The Employment Agreement (the “First Amendment”) to: (i) increase the total equity compensation to include up to 75,0000 time-vested shares of the Company’s common stock (of which 50,000 shares have already vested) and up to 250,000 performance-based shares of the Company’s common stock, subject to vesting upon the achievement of certain milestones as described in more detail therein; and (ii) add an express indemnification provision and agreement.

WHEREAS, on or about March 2, 2022, the Company changed Employee’s base salary to $425,000.

WHEREAS, for avoidance of doubt, other than the amendments set forth below in this Second Amendment, all other provisions of the Employment Agreement (as amended by the First Amendment) remain in effect today and moving further, unless and until amended in the future.

WHEREAS, the Parties desire to further amend the Employment Agreement to: (i) cancel the 200,000 stock options previously awarded under Section 4(e) of the Employment Agreement (all of which carry a $21.02 exercise price and are underwater); (ii) accelerate the vesting the remaining 25,000 shares of time-vested RSUs previously awarded under the First Amendment to immediately vest, without restriction, on the Second Amendment Effective Date; (iii) cancel the 250,000 restricted shares previously awarded under the First Amendment (none of which have become earned and vested); and (iv) replace the cancelled awards (from sub-paragraphs (i) and (iii) above) with a new grant of 536,250 restricted shares of stock, and acceleration of vesting of 25,000 restricted shares of stock from the January 27, 2022 grant, subject to vesting and other terms as described below.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Preamble.

a.	The January 27, 2022 grant of 75,000 restricted shares (of which 50,000 shares have already vested) remains effective.

b.	The remaining 25,000 restricted shares hereby immediately vest, without restriction (other than any applicable Rule 144 restriction), on this Second Amendment Effective Date.

c.	Both the 200,000 stock options previously awarded under Section 4(e) of the Employment Agreement and the 250,000 restricted shares previously awarded under the First Amendment are hereby cancelled.

2. Amendments. The Employment Agreement shall be further amended as follows, in accordance with the terms and conditions of Section 8 thereof:

a.	Section 4(e) of the Employment Agreement is hereby added:

4(e) Replacement of Stock Option and Long-Term Equity Incentive. In exchange for the cancellation of the 200,000 stock options previously granted under Section 4(e) of the Employment Agreement and the 250,000 restricted shares previously granted under Section 4(e) [sic] of the First Amendment, pursuant to the Company’s 2020 Equity and Incentive Plan (the “Plan”) and any amendments thereto, Employee shall receive, upon the Second Amendment Effective Date, a new award of 536,250 restricted shares of the Company’s common stock, and acceleration of vesting of 25,000 restricted shares of stock from the January 27, 2022 grant (collectively, the “Restricted Shares”) with:

(i) 150,000 restricted shares vesting as follows:

●	25,000 restricted shares immediately vest on the Second Amendment Effective Date (i.e., accelerated from the January 27, 2022 grant);
●	50,000 restricted shares vest on January 1, 2024; and
●	75,000 restricted shares vest on January 1, 2025;

and an additional 411,250 restricted shares vesting upon achievement of the performance and milestones described below:

●	87,000 restricted shares vest upon the healthcare business achieving $100,000,000 in net revenue (defined as gross healthcare sales minus healthcare-related refunds and returns) with a 5% adjusted EBITDA margin, on or before December 31, 2025;

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●	87,000 restricted shares vest upon the healthcare business achieving $150,000,000 in net revenue with a 10% adjusted EBITDA margin, on or before December 31, 2026;
●	87,250 restricted shares vest upon the healthcare business achieving $200,000,000 in net revenue with a 10% adjusted EBITDA margin, on or before December 31, 2027;
●	75,000 restricted shares vest on 3/1/24 based on the performance of Employee in the 2023 calendar year, at the discretion of the CEO and approval by the Board of Directors; and
●	75,000 restricted shares vest on 3/1/25 based on the performance of Employee in the 2024 calendar year, at the discretion of the CEO and approval by the Board of Directors.

Except as otherwise set forth herein or in the associated Restricted Stock Agreement, vesting of the Restricted Shares will cease upon the termination of Employee’s employment with the Company for cause subject to the terms of the Employment Agreement and any amendments thereto. All Restricted Shares vest immediately and become exercisable in full upon a Change in Control, regardless of whether or not any performance milestone has been met at the time of the Change in Control. As used herein, “Change of Control” means (i) a bona fide transfer or series of related transfers of Shares to any person or Group in which, or as a result of which, such person or Group obtains the direct or indirect right to elect a majority of the board of directors of the Company; or (ii) a sale of all or substantially all of the assets of the Company. As used herein, “Group” means any group or syndicate that would be considered a “person” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. The foregoing grant of Restricted Shares shall be made on the Company’s customary form of restricted stock award for employees. All applicable awards under this Second Amendment shall be subject to forfeiture or other penalties under any clawback or recoupment policy of the Company in effect from time to time.

3. Governing Law; Jurisdiction. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this Second Amendment shall be instituted in the federal courts or the courts of the State of New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

4. Counterparts. This Second Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

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IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this Second Amendment to the Employment Agreement provided herein(b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this Second Amendment to the Employment Agreement.

EXECUTED as of the Second Amendment Effective Date, as set forth above.

LIFEMD, INC.

/s/ Justin Schreiber
By:	Justin Schreiber, Chairman & CEO

EMPLOYEE

/s/ Marc Benathen
By:	Marc Benathen, Chief Financial Officer

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